[LOGO]
COLONIAL
GAS COMPANY

                                                                January 12, 1999

UNITED PARCEL SERVICE
OVERNIGHT DELIVERY

Robert G. Riga, Director
East Coast Marketing
Algonquin Gas Transmission Company
1284 Soldiers Field Road
Boston, MA 02135

RE: (1) Letter Agreement sent December 11, 1998; and
    (2) Service Agreement - Rate Schedule AFT-1

Dear Bob:

      First, pursuant to your letter dated December 11, 1998, enclosed are two partially executed originals of the Letter Agreement between Texas Eastern Transmission Corporation and Colonial Gas Company. Please fully execute both copies and return one for our files. Second, please find enclosed a fully executed Algonquin Gas Transmission Company Service Agreement - Rate Schedule AFT-1 (Contract No. 97036) for your files.

      If you have any questions concerning the enclosed documents, please do not hesitate to contact me directly at (978) 322-3202.

                                              Sincerely,


                                              /s/ Bruce B. Glendening

                                              Bruce B. Glendening
                                              Regulatory Counsel

BBG/gad
Enclosures

cc: John P. Harrington-Colonial Gas Company

                                                                   EXHIBIT 10.47

[LOGO]
Duke
Energy(SM)

                                                       Texas Eastern
                                                       Transmission Corporation

                                                       Algonquin Gas
                                                       Transmission Company
                                                       Duke Energy Companies

                                                       1284 Soldiers Field Road
                                                       Boston, MA 02135
Thomas C. O'Connor
Vice President               January 6, 1999           617/560-1386 OFFICE
East Coast Marketing                                   617/560-1392 FAX

via Overnight Delivery

Mr. John P. Harrington
Senior Vice President
Colonial Gas Company
40 Market Street
P.O. Box 3064
Lowell, MA 01853

RE:   Firm Transportation Service Agreements between
      Texas Eastern Transmission Corporation and Colonial Gas Company

Dear John:

      Texas Eastern Transmission Corporation ("Pipeline") and Colonial Gas Company ("Customer") are parties to certain firm transportation service agreements entered into pursuant to rate schedules on file as part of Pipeline's FERC Gas Tariff (Pipeline Contract Nos. 330869, 800288, 800289, 800313, 800400,
800419, 800420, 800469, and 800470, referred to herein individually and collectively as the ("Service Agreements")). Pursuant to Customer's request as a result of its increasingly competitive market environment and in consideration of the mutual covenants and agreements contained herein, Pipeline and Customer hereby agree as follows:

1. Beginning August 1, 2001, and continuing through July 31, 2003, ("Discount Term"), Pipeline agrees to discount the reservation charge rates applicable to the Service Agreements by an amount calculated to achieve a $13,639.17 per month reduction in reservation charges during the Discount Term. The discount agreed to herein shall not be applicable to any time period during which the rate reduction set forth in Article IV of the Offer of Settlement filed with and approved by the Federal Energy Regulatory Commission in Docket Nos. RP98-198-000 and RP85-177-126 is in effect. Notwithstanding, however, in no event will Pipeline charge a rate greater than or less than the respective maximum or minimum rates on file with the Federal Energy Regulatory Commission ("Commission") for service under the Service Agreements. At the expiration of the Discount Term, the rates for service under the Service

Mr. John P. Harrington
Colonial Gas Company
January 6, 1999
Page 2

      Agreements will be the maximum filed tariff rates under Pipeline's applicable rate schedules pursuant to which service under the Service Agreements is provided, plus all applicable surcharges and Applicable Shrinkage, unless otherwise agreed to in writing by the parties.

2. Pipeline and Customer recognize that Pipeline's rates, including current or future surcharges, for service under the Service Agreements may be subject to modification from time to time. With regard to the rates for service under the Service Agreements, Pipeline and Customer expressly agree that Customer shall be entitled to refunds of payments paid by Customer pursuant to the Service Agreements only in the event the total final, non-appealable maximum rates as determined by the Commission for a given time period ("Final Maximum Rate") is lower than the total rate actually paid by Customer during such period ("Actual Rate"). Subject to the condition precedent set forth in the foregoing sentence, Customer's principal refund shall be equal to the product of (i) the difference between the Actual Rate and the Final Maximum Rate and (ii) Customer's MDQ specified in the Service Agreements during the refund period. Customer expressly agrees not to initiate, instigate, or otherwise participate in any action or proceeding for the purpose of obtaining refunds in excess of the foregoing amount.

3. Customer acknowledges and agrees that all terms and conditions of Pipeline's FERC Gas Tariff, as effective from time to time, and applicable form of service agreement, including provisions for filing of changes in Pipeline's FERC Gas Tariff and in rates, which changes may affect this Agreement, are applicable to the Service Agreements. In the event of a conflict between this Agreement and Pipeline's FERC Gas Tariff and/or form of service agreement, Pipeline's FERC Gas Tariff and/or the form of service agreement shall control.

4. This Agreement shall be interpreted and performed in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

5. The terms and conditions of this Agreement shall be effective only during the period beginning August 1, 2001 and continuing through July 31, 2003 and shall apply only to the Service Agreements.

Mr. John P. Harrington
Colonial Gas Company
January 6, 1999
Page 3

      If the terms and conditions set forth in this Agreement are in accordance with our understanding and agreement, please execute this Agreement in the space provided below and return all originals to Pipeline. A fully executed original will be returned to you for your records.

                                Very truly yours,


                                Thomas C. O'Connor
                                Vice President
                                Texas Eastern Transmission Corporation
                                Algonquin Gas Transmission Company


ACCEPTED AND AGREED TO
THIS 11th DAY OF JANUARY, 1999

COLONIAL GAS COMPANY


By: /s/ John P. Harrington
    -----------------------------

Title: Senior V.P. - Gas Supply
       --------------------------